Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information of SoundHound AI, Inc. (“SoundHound” or the “Company”) has been prepared in accordance with Article 11 of Regulation S-X and presents the combination of the historical financial information of SoundHound and LivePerson, Inc. (“LivePerson” or the “Target”), adjusted to give effect to the LivePerson Merger (as defined below). The unaudited pro forma condensed combined financial information of SoundHound also gives effect to the acquisition of Interactions Corporation (“Interactions”) that occurred on September 3, 2025 but was not reflected in the historical financial information of SoundHound for a full fiscal year.

Description of the Acquisitions

On September 4, 2026 (the “LivePerson Acquisition Date”), the Company acquired all of the issued and outstanding equity of LivePerson (the “Acquisition”), a provider of digital customer engagement and conversational AI software serving enterprise customers across retail, financial services, telecommunications, healthcare and consumer industries.

On April 21, 2026, SoundHound, LivePerson and Lightspeed Merger Sub, Inc., an indirect, wholly owned subsidiary of SoundHound (“Merger Sub I”) entered into a Merger Agreement (the “Original Merger Agreement”), which was subsequently amended and restated on July 2, 2026, among SoundHound, LivePerson, Merger Sub I and Lightspeed Merger Sub II, Inc., an indirect, wholly owned subsidiary of SoundHound (“Merger Sub II”) (the Original Merger Agreement, as amended and restated, the “Merger Agreement”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub I merged with and into LivePerson (the “First Merger”), with LivePerson surviving the First Merger as an indirect, wholly owned subsidiary of SoundHound and, immediately following the First Merger, Merger Sub II merged with and into LivePerson (the “Second Merger,” and together with the First Merger, collectively the “LivePerson Merger”), with LivePerson surviving the Second Merger as an indirect, wholly owned subsidiary of SoundHound. Also on April 21, 2026, concurrently with the execution of the Original Merger Agreement, SoundHound entered into a Notes Restructuring Agreement (the “Notes Restructuring Agreement”, together with the Merger Agreement, collectively, the “Transaction Agreements”) with LivePerson and the Secured Holders (as defined below), pursuant to which, and on the terms and subject to the conditions thereof, among other things, the Secured Holders have agreed to release and deem satisfied the First Lien Convertible Senior Notes due 2029 and 10.0% Second Lien Senior Subordinated Secured Notes (collectively, the “Senior Notes”) for the consideration contemplated thereby.

The Merger Agreement provides for a two-step transaction for holders of LivePerson common stock.

●	First, all shares of LivePerson common stock other than shares listed on the Tel Aviv Stock Exchange Ltd. (the “non-TASE Shares”) were cancelled and converted into the right to receive the consideration described below, while the shares listed on the Tel Aviv Stock Exchange Ltd., (the “TASE Shares”) remained issued and outstanding.

●	Second, the TASE Shares were automatically converted into the right to receive cash consideration, except for TASE Shares held by holders or beneficial owners of TASE Shares who (i) did not vote in favor of the merger proposal, (ii) properly demanded appraisal of their shares of LivePerson Common Stock, (iii) continuously held or beneficially owned such shares through TASECH from the date of making the demand through the effective time of the Second Merger, (iv) otherwise complied with Section 262 of the DGCL and (v) did not withdraw or otherwise lose their appraisal rights. All TASE Shares were converted into cash consideration.

Under the terms of the Transaction Agreements, total consideration of $289.8 million consisted of the following:

i.	Shares of SoundHound Class A common stock issued to holders of LivePerson’s First Lien Convertible Senior Notes due 2029 and 10.0% Second Lien Senior Subordinated Secured Notes (the “Secured Holders”) equal to approximately $248.7 million.

ii.	Cash consideration of $6.3 million.

iii.	Shares of SoundHound Class A common stock equal to approximately $33.5 million issued to holders of LivePerson common stock.

iv.	Replacement equity awards issued to continuing LivePerson employees in exchange for outstanding unvested equity awards equal to approximately $1.3 million.

The determination of consideration under GAAP is accounted for as a business combination under ASC 805, Business Combinations.

Description of Interactions Acquisition during the year ended December 31, 2025

On September 3, 2025, SoundHound completed its acquisition of Interactions (the “Interactions Acquisition”), pursuant to the terms of the Agreement and Plan of Merger (the “Interactions Merger Agreement”) entered into by and among SoundHound, Iris Merger Sub, Inc., Interactions Corporation and Shareholder Representative Services LLC. The transaction included cash paid to selling shareholders, repayment of Interactions’ outstanding debt at closing, payment of seller transaction expenses, customary cash holdbacks, and contingent earnout consideration tied to specified future milestones. On the acquisition date, each outstanding share of Interactions’ capital stock, stock options, warrants to purchase Interactions’ capital stock, and treasury stock were cancelled and extinguished without any present or future right to receive any consideration with the exception of certain shares of Interactions’ preferred stock that were converted into the right to receive the consideration defined above.

Other Information

An unaudited pro forma condensed consolidated balance sheet has not been presented as the historical condensed consolidated balance sheet of SoundHound as of September 30, 2026 already reflects the Acquisition. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2026, and the year ended December 31, 2025, assumes that the LivePerson Merger and the Interactions Acquisition (the “Transactions”) occurred as of January 1, 2025, and combines the historical results of SoundHound, Interactions, and LivePerson giving pro forma effect for the periods then ended.

The unaudited pro forma condensed combined financial information is derived from the historical financial information of SoundHound, Interactions, and LivePerson, and should be read in conjunction with the following information:

●	the historical audited consolidated financial statements of SoundHound for the year ended December 31, 2025, included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 2, 2026,

●	the historical unaudited condensed consolidated financial statements of SoundHound for the nine months ended September 30, 2026, included in its Quarterly Report on Form 10-Q filed with the SEC on November 9, 2026,

●	the historical audited consolidated financial statements of LivePerson for the year ended December 31, 2025, included in this Form 8-K/A,

●	the historical unaudited condensed consolidated financial statements of LivePerson, Inc. for the six months ended June 30, 2026, included in this Form 8-K/A,

●	the historical unaudited financial information of Interactions for the period from January 1, 2025 to September 2, 2025, which is derived from the historical unaudited pro forma condensed combined statement of operations of SoundHound for the nine months ended September 30, 2025, that are included as Exhibit 99.3 in the Company’s Report on Form 8-K/A filed with the SEC on November 17, 2025.

Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information. The transaction accounting adjustments are based on available information and assumptions that the Company’s management believes are reasonable. Actual results and valuations may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

The LivePerson Merger is subject to closing adjustments that have not yet been finalized. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information as required by SEC rules. Differences between these preliminary estimates and the final acquisition accounting may be material.

SOUNDHOUND AI, INC.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended December 31, 2025
(in thousands, except share and per share data)

SoundHound Consolidated Income Statement Line Items	SoundHound Historical	Interactions Historical & Transaction Accounting (Note 3)	LivePerson Historical As Adjusted (Note 2)	Transaction Accounting Adjustments (Note 4)	Note	Pro Forma Combined
Revenues	$168,920	$42,781	$243,742	$—		$455,443
Operating expenses:
Cost of revenues	97,369	15,391	74,818	13,933	4(a)	201,511
Sales and marketing	61,640	6,103	78,223	(17,300)	4(b)	128,666
Research and development	98,250	2,416	68,645	(15,934)	4(c)	153,377
General and administrative	82,188	12,912	44,676	321	4(f)	140,097
Change in fair value of contingent acquisition liabilities	(163,127)	—	—	—		(163,127)
Amortization of intangible assets	15,872	3,827	709	10,141	4(a)	30,549
Restructuring	—	—	11,667	—		11,667
Impairment of goodwill	—	—	41,595	(41,595)	4(g)	—
Impairment of intangibles and other assets	—	—	2,108	—		2,108
Total operating expenses	192,192	40,649	322,441	(50,434)		504,848
Loss from operations	(23,272)	2,132	(78,699)	50,434		(49,405)

Other income (expense), net:
Gain on troubled debt restructuring	—	—	27,720	(27,720)	4(h)	—
Interest expense	(670)	—	(31,530)	31,530	4(d)	(670)
Other income (expense), net	14,668	288	18,728	(13,202)	4(e)	20,482
Total other income (expense), net	13,998	288	14,918	(9,392)		19,812
Loss before provision (benefit) for income taxes	(9,274)	2,420	(63,781)	41,042		(29,593)
Provision (benefit) for income taxes	4,732	—	3,452	—		8,184
Net loss	$(14,006)	$2,420	$(67,233)	$41,042		$(37,777)

Net loss per share:
Basic	$(0.03)				4(i)	$(0.08)
Diluted	$(0.28)				4(i)	$(0.30)

Weighted-average common shares outstanding:
Basic	405,421,412				4(i)	447,497,120
Diluted	409,456,342				4(i)	451,532,050

See Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

SOUNDHOUND AI, INC.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the nine months ended September 30, 2026
(in thousands, except share and per share data)

SoundHound Consolidated Income Statement Line Items	SoundHound Historical	LivePerson Historical As Adjusted (Note 2) For the Six Month Period Ended June 30, 2026	LivePerson Historical As Adjusted (Note 2) For the period from July 1, 2026 to September 3, 2026	Transaction Accounting Adjustments (Note 4)	Note	Pro Forma Combined
Revenues	$168,517	$109,452	$32,732	$-		$310,701
Operating expenses:
Cost of revenues	105,563	33,446	13,274	9,391	4(a)	161,674
Sales and marketing	54,066	28,410	7,748	(11,136)	4(b)	79,088
Research and development	84,197	29,273	11,284	(10,958)	4(c)	113,796
General and administrative	87,619	36,328	7,703	-		131,650
Restructuring		(723)	(73)			(796)
Impairment of goodwill	-	51,826	-	(51,826)	4(g)	-
Change in fair value of contingent acquisition liabilities	(67,064)	-	-	-		(67,064)
Amortization of intangible assets	16,055	343	161	6,856	4(a)	23,415
Total operating expenses	280,436	178,903	40,097	(57,673)		441,763
Loss from operations	(111,919)	(69,451)	(7,365)	57,673		(131,062)

Other income (expense), net:
Interest expense	(176)	(16,742)	(6,204)	22,946	4(d)	(176)
Gain on troubled debt restructuring	-	2,191	-	(2,191)	4(h)	-
Other income (expense), net	1,047	3,400	1,045	(2,999)	4(e)	2,493
Total other income (expense), net	871	(11,151)	(5,159)	17,756		2,317
Loss before provision for income taxes	(111,048)	(80,602)	(12,524)	75,429		(128,745)
Provision for income taxes	2,618	782	128	-		3,528
Net loss	$(113,666)	$(81,384)	$(12,652)	$75,429		$(132,273)

Net loss per share:
Basic	$(0.26)				4(i)	$(0.28)
Diluted	$(0.30)				4(i)	$(0.31)

Weighted-average common shares outstanding:
Basic	435,623,278				4(i)	473,371,548
Diluted	441,261,985				4(i)	479,010,255

See Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

Note 1 — Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The historical financial information of SoundHound, Interactions and LivePerson has been adjusted in the unaudited pro forma condensed combined financial information to reflect transaction accounting adjustments related to the Transactions in accordance with generally accepted accounting principles (“GAAP”), based on the assumptions and adjustments that are described in the accompanying notes.

The LivePerson Merger has been accounted for as a business combination in accordance with the acquisition method of accounting under GAAP. Under this method of accounting, SoundHound has been determined to be the accounting acquirer and LivePerson to be the accounting acquiree. The acquisition method of accounting requires, among other things, that the assets acquired and liabilities assumed in a business combination are measured and recognized at fair value as of the acquisition date. The excess of the consideration over the fair value of assets acquired and liabilities assumed is allocated to goodwill. The final purchase price allocation could differ materially from the preliminary allocation used in the transaction accounting adjustments as the final allocation may include changes in allocations to intangible assets as well as goodwill.

The unaudited pro forma condensed combined financial information includes certain reclassifications to conform LivePerson’s and Interactions’ historical accounting presentation to SoundHound’s accounting presentation.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025 and the nine months ended September 30, 2026 give effect to the LivePerson Merger as if it had occurred on January 1, 2025, the first day of SoundHound’s fiscal 2025, and combines the historical results of SoundHound, Interactions, and LivePerson. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 combines the audited consolidated statement of operations of SoundHound for the year ended December 31, 2025 with LivePerson’s audited consolidated statement of operations for the year ended December 31, 2025 and Interactions’ unaudited consolidated statement of operations from January 1, 2025 to September 2, 2025. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2026 combines the unaudited condensed consolidated statement of operations of SoundHound for the nine months ended September 30, 2026 with LivePerson’s unaudited condensed consolidated statement of operations for the six months ended June 30, 2026 and historical unaudited financial information for the period from July 1, 2026 to September 3, 2026.

The pro forma financial information reflects transaction accounting adjustments that management believes are necessary to present fairly SoundHound’s pro forma results of operations following the closing of the LivePerson Merger as of and for the periods indicated. The pro forma adjustments, which SoundHound believes are reasonable under the circumstances, are preliminary and are based upon available information and certain assumptions described in the accompanying notes to the unaudited pro forma condensed combined financial information. Actual results and valuations may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

The actual results of operations of the combined company will likely differ, perhaps materially, from the pro forma amounts reflected herein due to a variety of factors. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the transactions based on information available to management at this time, and that the pro forma transaction accounting adjustments give effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the LivePerson Merger. In the United States, both companies continue to experience losses and are in a historical cumulative loss position. Both companies have established valuation allowances against net deferred tax assets in the United States, and the income tax effects of the pro forma adjustments would be fully offset by corresponding adjustments to the valuation allowances, resulting in no net effect on the pro forma condensed combined statements of operations. Income tax expense reflects the combined historical income tax provisions of LivePerson and SoundHound including the income tax effects of foreign subsidiaries. The effective tax rate of the combined company could be significantly different than what is presented in these unaudited pro forma financial statements depending on post-business combination activities, including legal entity restructuring, repatriation decisions, and the geographical mix of taxable income.

Note 2 — Reclassification Adjustments

The accounting policies used in the preparation of the unaudited pro forma condensed combined financial information are those set out in SoundHound’s audited annual financial statements as of and for the year ended December 31, 2025. Certain reclassifications are reflected in the unaudited pro forma condensed combined statement of operations to conform presentation between SoundHound and LivePerson.

Refer to the table below for a summary of identified reclassification adjustments made to present LivePerson’s consolidated statement of operations for the year ended December 31, 2025, to conform presentation to that of SoundHound (in thousands):

LivePerson Consolidated Statement of Operations Line Items	SoundHound Consolidated Statement of Operations Line Items	LivePerson Historical	Reclassification Adjustments	Note	LivePerson Historical (Adjusted)
Revenues	Revenues	$243,742			$243,742
Costs, expenses and other:	Operating expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	Cost of revenues	69,392	5,426	(a)	74,818
Sales and marketing	Sales and marketing	75,800	2,423	(a)	78,223
Product development	Research and development	54,706	13,939	(a)	68,645
General and administrative	General and administrative	44,441	235	(a)	44,676
	Amortization of intangible assets	—	709	(a)	709
Restructuring costs	Restructuring	11,667			11,667
Depreciation and amortization		22,732	(22,732)	(a)	—
Impairment of goodwill	Impairment of goodwill	41,595			41,595
Impairment of intangibles and other assets	Impairment of intangibles and other assets	2,108			2,108
Total operating expenses	Total operating expenses	322,441	—		322,441
Loss from operations	Loss from operations	(78,699)	—		(78,699)
Other income (expense), net	Other income (expense), net
Gain on troubled debt restructuring	Gain on troubled debt restructuring	27,720			27,720
Interest expense	Interest expense	(31,530)			(31,530)
Interest income		4,751	(4,751)	(b)	—
Other income (expense), net	Other income (expense), net	13,977	4,751	(b)	18,728
Total other income (expense), net	Total other income (expense), net	14,918	—		14,918
Loss before provision for income taxes	Loss before provision (benefit) for income taxes	(63,781)			(63,781)
Provision for income taxes	Provision (benefit) for income taxes	3,452			3,452
Net loss	Net loss	$(67,233)	$—		$(67,233)

(a)	Reclassification of $22.7 million of historical LivePerson’s depreciation and amortization to cost of revenues, sales and marketing, general and administrative, research and development, and amortization of intangible assets within SoundHound’s statement of operations line items.

(b)	Reclassification of $4.8 million of historical LivePerson’s interest income from interest income to other income, net within SoundHound’s statement of operations line item.

Refer to the table below for a summary of identified reclassification adjustments made to present LivePerson’s consolidated statement of operations for the six months ended June 30, 2026, to conform presentation to that of SoundHound (in thousands):

LivePerson Consolidated Statement of Operations Line Items	SoundHound Consolidated Statement of Operations Line Items	LivePerson Historical for the Six Months ended June 30, 2026	Reclassification Adjustments	Note	LivePerson Historical (Adjusted)
Revenues	Revenues	$109,452			$109,452
Costs, expenses and other:	Operating expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	Cost of revenues	31,311	2,135	(a)	33,446
Sales and marketing	Sales and marketing	27,529	881	(a)	28,410
Product development	Research and development	22,565	6,708	(a)	29,273
General and administrative	General and administrative	36,099	229	(a)	36,328
	Amortization of intangible assets	—	343	(a)	343
Restructuring costs	Restructuring	(723)			(723)
Depreciation and amortization		10,296	(10,296)	(a)	—
Impairment of goodwill	Impairment of goodwill	51,826			51,826
Total operating expenses	Total operating expenses	178,903	—		178,903
Loss from operations	Loss from operations	(69,451)	—		(69,451)
Other income (expense), net	Other income (expense), net
Gain on troubled debt restructuring	Gain on troubled debt restructuring	2,191			2,191
Interest expense	Interest expense	(16,742)			(16,742)
Interest income		884	(884)	(b)	—
Other income (expense), net	Other income (expense), net	2,516	884	(b)	3,400
Total other income (expense), net	Total other income (expense), net	(11,151)	—		(11,151)
Loss before provision for income taxes	Loss before provision (benefit) for income taxes	(80,602)			(80,602)
Provision for income taxes	Provision (benefit) for income taxes	782			782
Net loss	Net loss	$(81,384)	$—		$(81,384)

(a)	Reclassification of $10.3 million of historical LivePerson’s depreciation and amortization to cost of revenues, sales and marketing, general and administrative, research and development, and amortization of intangible assets within SoundHound’s statement of operations line items.

(b)	Reclassification of $0.9 million of historical LivePerson’s interest income from interest income to other income, net within SoundHound’s statement of operations line item.

Refer to the table below for a summary of identified reclassification adjustments made to present LivePerson’s historical unaudited financial information for the period from July 1, 2026 to September 3, 2026, to conform presentation to that of SoundHound (in thousands):

LivePerson Consolidated Statement of Operations Line Items	SoundHound Consolidated Statement of Operations Line Items	LivePerson Historical for the Period from July 1, 2026 to September 3, 2026	Reclassification Adjustments	Note	LivePerson Historical (Adjusted)
Revenues	Revenues	$32,732			$32,732
Costs, expenses and other:	Operating expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	Cost of revenues	12,564	710	(a)	13,274
Sales and marketing	Sales and marketing	7,446	302	(a)	7,748
Product development	Research and development	8,546	2,738	(a)	11,284
General and administrative	General and administrative	7,650	53	(a)	7,703
	Amortization of intangible assets	—	161	(a)	161
Restructuring costs	Restructuring	(73)			(73)
Depreciation and amortization		3,964	(3,964)	(a)	—
Total operating expenses	Total operating expenses	40,097	—		40,097
Loss from operations	Loss from operations	(7,365)	—		(7,365)
Other income (expense), net	Other income (expense), net
Interest expense	Interest expense	(6,204)			(6,204)
Interest income		182	(182)	(b)	—
Other income (expense), net	Other income (expense), net	863	182	(b)	1,045
Total other income (expense), net	Total other income (expense), net	(5,159)	—		(5,159)
Loss before provision for income taxes	Loss before provision (benefit) for income taxes	(12,524)			(12,524)
Provision for income taxes	Provision (benefit) for income taxes	128	—		128
Net loss	Net loss	$(12,652)	$—		$(12,652)

(a)	Reclassification of $4.0 million of historical LivePerson’s depreciation and amortization to cost of revenues, sales and marketing, general and administrative, research and development, and amortization of intangible assets within SoundHound’s statement of operations line items.

(b)	Reclassification of $0.2 million of historical LivePerson’s interest income from interest income to other income, net within SoundHound’s statement of operations line item.

Note 3 — Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2025, pertaining to the Interactions Acquisition

The statement of operations information for Interactions from September 3, 2025 to December 31, 2025, is already included in SoundHound’s historical fiscal year 2025 results. The transaction accounting adjustments for the Interactions Acquisition in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025, are intended to derive pro forma financial information from January 1, 2025 to September 2, 2025, as if the Interactions Acquisition closed on January 1, 2025, as follows:

	January 1, 2025 to September 2, 2025
	(in thousands)
	Interactions Historical (unaudited)	Interactions Transaction Accounting Adjustments	Note	Interactions Historical & Transaction Accounting Adjustments
Revenues	$42,781	$—		$42,781
Operating expenses:
Cost of revenues	20,323	(4,932)	3(a), 3(b)	15,391
Sales and marketing	6,426	(323)	3(b)	6,103
Research and development	2,416	—		2,416
General and administrative	12,912	—		12,912
Amortization of intangible assets	37	3,790	3(a)	3,827
Total operating expenses	42,114	(1,465)		40,649
Income from operations	667	1,465		2,132

Other income (expense), net:
Interest expense	(4,060)	4,060	3(c)	—
Other income (expense), net	1,380	(1,092)	3(d)	288
Total other income (expense), net	(2,680)	2,968		288
Loss before provision (benefit) for income taxes	(2,013)	4,433		2,420
Provision (benefit) for income taxes	(629)	629	3(e)	—
Net loss	(1,384)	3,804		2,420
Net loss attributable to non-controlling interest	(276)	276	3(f)	—
Net loss attributable to Interactions	$(1,108)	$3,528		$2,420

(a)	Reflects the elimination of Interactions’ historical amortization expense and the recognition of new amortization expense related to the acquired identifiable intangible assets based on the fair value as of the acquisition date. Amortization expense is calculated based on the fair value of each of the identifiable intangible assets and the associated useful lives.

The acquired intangible assets have been amortized using a straight-line method based on their estimated useful lives as if the Acquisition had been completed on January 1, 2025.

Intangible assets acquired	For the period from January 1, 2025 to September 2, 2025	Estimated useful life
	(in thousands)	(in years)
Trademark/Trade name	$267	2
Customer relationships	3,560	5
Developed technology	1,600	5
Total amortization expense for acquired intangible assets	$5,427

Adjustment to Cost of revenues —

For the period from January 1, 2025 to September 2, 2025
(in thousands)
Amortization expense for acquired intangible assets (developed technology)	$1,600
Elimination of historical Interactions’ intangible asset amortization expense	—
Net adjustment to cost of revenues	$1,600

Adjustment to Amortization of intangible assets —

For the period from January 1, 2025 to September 2, 2025
(in thousands)
Amortization expense for acquired intangible assets (customer relationships and trademark/trade name)	$3,827
Elimination of historical Interactions’ intangible asset amortization expense	(37)
Net adjustment to amortization of intangible assets	$3,790

(b)	Reflects the elimination of historical deferred commission amortization and capitalized contract expense from sales and marketing expenses, and historical amortization of capitalized software development costs from Cost of revenues.

For the period from January 1, 2025 to September 2, 2025
(in thousands)
Sales and marketing	$(323)
Cost of revenues	(6,532)

(c)	Reflects the reduction of $4.1 million in historical interest expense related to the settlement of Interactions’ debt at closing.

(d)	Reflects an adjustment to eliminate the historical fair value adjustments of warrant liabilities extinguished as a result of the Acquisition, resulting in a reduction of $1.1 million of historical gains.

(e)	Reflects the elimination of $0.6 million of tax benefit. Prior to the acquisition, Interactions held interest in a partnership and recorded a deferred tax liability associated with the outside basis difference and recorded the corresponding deferred tax expense/benefit as a result of changes to the deferred tax liability. However, upon the Acquisition, the partnership became a single member LLC and the deferred tax liability is no longer needed. Accordingly, no deferred tax expense/benefit would be recorded.

(f)	Reflects the elimination of $0.3 million of loss, from earnings attributable to non-controlling interest due to changes in Interactions’ ownership structure.

Note 4 — Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations — LivePerson Merger

The adjustments related to the acquisition of LivePerson included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2026, and the year ended December 31, 2025 are as follows:

(a)	Reflects the elimination of LivePerson’s historical amortization expense and the recognition of new amortization expense related to the acquired identifiable intangible assets based on their estimated fair value on the acquisition date. Amortization expense is calculated based on the estimated fair value of each of the identifiable intangible assets and the associated estimated useful lives.

The acquired intangible assets have been amortized using a straight-line method based on their estimated useful lives as if the LivePerson Merger had been completed on January 1, 2025.

Intangible assets acquired	For the nine months ended September 30, 2026	For the year ended December 31, 2025	Estimated useful life
	(in thousands)	(in thousands)	(in years)
Trademark/trade name	$1,955	$2,900	2
Customer relationships	5,358	7,950	12
Developed technology	9,391	13,933	3
Total amortization expense for acquired intangible assets	$16,704	$24,783

Adjustment to Cost of revenues —

	For the nine months ended September 30, 2026	For the year ended December 31, 2025
	(in thousands)	(in thousands)
Amortization expense for acquired intangible assets (developed technology)	$9,391	$13,933
Adjustment to cost of revenues	$9,391	$13,933

Adjustment to Amortization of intangible assets —

	For the nine months ended September 30, 2026	For the year ended December 31, 2025
	(in thousands)	(in thousands)
Amortization expense for acquired intangible assets (customer relationships and trademark/trade name)	$7,313	$10,850
Elimination of LivePerson’s historical intangible asset amortization expense	(457)	(709)
Net adjustment to amortization of intangible assets	$6,856	$10,141

(b)	Reflects the elimination of LivePerson’s historical amortization of contract acquisition costs of $11.1 million and $17.3 million, for the nine months ended September 30, 2026, and the year ended December 31, 2025, respectively, that were not assets as defined by ASC 805.

(c)	Reflects the elimination of LivePerson’s historical amortization of software development costs of $11.0 million and $15.9 million, for the nine months ended September 30, 2026, and the year ended December 31, 2025, respectively.

(d)	Reflects the reduction of $22.9 million and $31.5 million in historical interest expense for the nine months ended September 30, 2026, and the year ended December 31, 2025, respectively, related to the settlement of LivePerson’s debt at closing.

(e)	Reflects the elimination of LivePerson’s historical gain on the change in fair value of debt warrants of $3.0 million and $13.2 million for the nine months ended September 30, 2026, and the year ended December 31, 2025, respectively.

(f)	Reflects $0.3 million of additional transaction costs incurred by SoundHound after September 30, 2026.

(g)	Reflects the elimination of $51.8 million and $41.6 million of LivePerson’s historical impairment of goodwill for the nine months ended September 30, 2026, and the year ended December 31, 2025, respectively.

(h)	Reflects the elimination of $2.2 million and $27.7 million of LivePerson’s historical gain on troubled debt restructuring for the nine months ended September 30, 2026, and the year ended December 31, 2025, respectively.

(i)	Reflects the pro forma basic and diluted net loss per share attributable to the combined entity’s common stockholders presented in conformity with the two-class method required for participating securities as a result of the pro forma adjustments. The two-class method requires income available to common stockholders for the period to be allocated between shares of common stock and participating securities; however, no allocation has been made because the participating securities are not participating in losses.

The pro forma basic and diluted net loss per share attributable to the combined entity’s common stockholders is calculated using the historical basic weighted average shares of SoundHound’s common stock outstanding, adjusted for 41,891,373 shares of Class A Common stock issued to consummate the LivePerson Merger, and 184,335 shares of Class A Common stock for the pre-combination vesting of replacement equity awards, assuming the shares were issued and outstanding as of January 1, 2025.

Pro forma earnings per share computation for the nine months ended September 30, 2026:

For the nine months ended September 30, 2026
(in thousands, except share and per share data)
Pro forma net loss attributable to common stockholders	$(132,273)
Weighted average shares outstanding – basic	473,371,548

Pro forma net loss per share – basic	$(0.28)

Pro forma net loss attributable to common stockholders	$(132,273)
Effect of potentially dilutive equivalent shares to net income (loss)	(18,037)
Net loss attributable to common stockholders – diluted	$(150,310)
Weighted average shares outstanding – diluted	479,010,255
Pro forma net loss per share – diluted	$(0.31)

Pro forma weighted average shares outstanding – basic
SoundHound historical, September 30, 2026	435,623,278
Incremental LivePerson Merger share consideration transferred as if outstanding since January 1, 2025	37,748,270
Pro forma weighted average shares outstanding – basic	473,371,548

Pro forma weighted average shares outstanding – diluted
SoundHound historical, September 30, 2026	441,261,985
Incremental LivePerson Merger share consideration transferred as if outstanding since January 1, 2025	37,748,270
Pro forma weighted average shares outstanding – diluted	479,010,255

Pro forma earnings per share computation for the year ended December 31, 2025:

For the year ended December 31, 2025
(in thousands, except share and per share data)
Pro forma net loss attributable to common stockholders	$(37,777)
Weighted average shares outstanding – basic	447,497,120
Pro forma net loss per share – basic	$(0.08)

Pro forma net loss attributable to common stockholders	$(37,777)
Effect of potentially dilutive equivalent shares to net income (loss)	(99,512)
Net loss attributable to common stockholders – diluted	$(137,289)
Weighted average shares outstanding – diluted	451,532,050
Pro forma net loss per share – diluted	$(0.30)

Pro forma weighted average shares outstanding – basic
SoundHound historical, December 31, 2025	405,421,412
LivePerson Merger share consideration transferred	42,075,708
Pro forma weighted average shares outstanding – basic	447,497,120

Pro forma weighted average shares outstanding – diluted
SoundHound historical, December 31, 2025	409,456,342
LivePerson Merger share consideration transferred	42,075,708
Pro forma weighted average shares outstanding – diluted	451,532,050